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                                                                    EXHIBIT 21.1



                           SUBSIDIARIES OF THE COMPANY


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
Name                                               Jurisdiction of Incorporation
-------------------------------------------        -----------------------------
Epicor Software Argentina S.A.                     Argentina
Epicor Software (Asia) PTE Ltd.                    Singapore
Epicor Software (Aust) Pty Ltd                     Australia
DataWorks International Export Corporation         Barbados
Epicor Software B.V.I. Limited                     British Virgin Islands
Epicor Software Canada, Ltd.                       Canada
Epicor Software France S.A.                        France
Epicor Software Deutschland GmbH                   Germany
Epicor Software (Ireland) Limited                  Ireland
Epicor Software (Holdings)                         Ireland
Epicor Software Mexico, S.A. de C.V.               Mexico
Epicor Software Nederland BV                       Netherlands
Epicor Software (NZ) Limited                       New Zealand
Epicor Software (North Asia) Limited               Hong Kong
Epicor Software Nordic AB                          Sweden
Epicor Software (Taiwan) Limited                   Republic of China
Epicor Software (UK) Limited                       UK
Epicor Limited                                     UK
Interactive (UK) Limited                           UK
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